Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2010, relating to the consolidated financial statements of Physicians Formula Holdings, Inc. and the effectiveness of Physicians Formula Holdings, Inc.'s internal control over financial reporting appearing in the Annual Report on Form 10-K of Physicians Formula Holdings, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Los Angeles, California
December 30, 2010